CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                      MID-AMERICA CAPITAL PARTNERS, L.P.


      This certificate of Limited Partnership of Mid-America Capital Partners, L.P., is being duly executed and filed by MAACP, Inc. as its General Partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

            1. The name of the limited partnership is Mid-America Capital Partners, L.P. (the "Partnership").

            2. The address of Partnership's registered office in the state of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The registered agent of the Partnership is The Corporation Trust Company, with the same address.

            3. The name and business address of the General Partner is:

                              MAACP, Inc.
                        c/o The Corporation Trust Company
                              1209 Orange Street
                              Wilmington, Delaware 19801

      EXECUTED as of the 13th day of November, 1997.


                                    MAACP, INC., a Delaware corporation

                                    By:  LYNN A. JOHNSON
                                    Its: Secretary